Exhibit 99.1

October 30, 2015

On behalf of Unilife Corporation (“Unilife” or “the Company”) (NASDAQ: UNIS; ASX: UNS), I am pleased to attach the Appendix 4C Quarterly Report for the First Fiscal Quarter of 2016 ended September 30, 2015.

An earnings call where Unilife management and I will discuss the financial results for the First Fiscal Quarter of 2016, and provide an update on other business activities, including existing and new customer contracts, has been scheduled to occur on Monday, November 9, 2015, at 4:30 p.m. U.S. Eastern Time (Tuesday, November 10, 2015 from 8:30 a.m. Australian Eastern Time).

In anticipation of the upcoming call, I am also pleased to provide the following general business update.

Financing and Cost Reduction Initiatives

As previously disclosed, the Company announced on October 19, 2015 the signing of an agreement with an affiliate of OrbiMed for the provision of up to an additional US$10 million in debt financing, US$6.1 million of which has been received as of October 29, 2015.

To significantly reduce its operating expenses through fiscal 2016, the Company also previously announced the implementation of cost reduction and business realignment initiatives during September and October 2015 that included a reduction of its workforce of approximately 24% in the aggregate, and a decrease in compensation to executive officers and certain other senior management. Compared to the annualized run rate for operating expenses in the fourth quarter of fiscal 2015, and excluding share based compensation and depreciation expense, these measures are expected to decrease R&D expense by approximately 30% in fiscal 2016, and selling, general and administrative expense by approximately 20% in fiscal 2016.

Morgan Stanley Review Process

In response to third-party initiated expressions of interest, Unilife engaged Morgan Stanley & Co. LLC as its financial advisor in September 2015 to conduct a review of strategic alternatives to maximize shareholder value. This process is continuing. We have received interest from several parties, and we hope to announce a strategic transaction by December 31, 2015. Please see “Forward Looking Statements” below.

Existing Customer Programs

Unilife continues to advance its various active programs with a number of pharmaceutical customers. On behalf of wearable injector customers, Unilife will commence the shipment of wearable injector devices and related materials for use in the scheduled human clinical drug trials of customers through the fiscal 2016. Customer programs for the use of various products from the Unifill® platform of prefilled syringes also continue to move forward, with anticipated annual unit volume requirements between calendar year 2015 and 2020 for one strategic customer increasing per year compared to original estimates.

Update on Commercial Development Initiatives

In addition to existing programs, Unilife continues to negotiate with various other pharmaceutical companies who are seeking access to products from across its portfolio of injectable drug delivery systems. More than a dozen pre-commercial engagements with customers are currently at various stages of negotiations, including several supply agreements with existing and prospective customers. Unilife may receive additional payments from customers, including in some cases exclusivity or access fees, upon the anticipated signing of these agreements.

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Annual General Meeting of Shareholders

The Company also wishes to take this opportunity to remind all eligible shareholders to vote prior to deadlines for the Annual General Meeting to be held in Philadelphia, PA on November 16, 2015. As a Delaware corporation, a minimum one-third of outstanding shares of common stock must be present or represented by proxy in order for the meeting to be valid. The Board recommends voting FOR all.

Yours sincerely

Alan Shortall

Chairman and Chief Executive Officer

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating results, performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including, but not limited to, expectations regarding reductions to the Company’s selling, general and administrative expenses and its research and development expenses, estimates of employee headcount reductions, expenditures that may be incurred by the Company in connection with the reduction in force, expectations regarding cash receipts from customers or potential strategic transactions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described from time to time in other reports which we file with the Securities and Exchange Commission, and the following additional risks: that the Lender may, as permitted under the Amended Credit Agreement, exercise its discretion not to make additional loans to the Company; that we may not be successful in raising additional capital, that we may not receive sufficient cash from customer agreements, that we may not be able to enter into or complete any strategic transaction; that we may not be able to implement the reduction in force in various jurisdictions as planned; possible changes in the size and components of the expected costs and charges associated with the reduction in force; risks associated with the Company’s ability to achieve the benefits of the reduction in force; and completion of quarter-end financial reporting processes and review.

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Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/3/2000. Amended 24/10/2005

Name of entity

UNILIFE CORPORATION

ARBN	Quarter ended (“current quarter”)
141 042 757	30 September 15

Consolidated statement of cash flows

		Current quarter $US’000	Year to date (3 months) $US’000
	Cash flows related to operating activities
	1.1 Receipts from customers	2,272	2,272
1.2 Payments for	(a) staff costs	(7,664)	(7,664)
	(b) advertising and marketing	(40)	(40)
	(c) research and development	(7,581)	(7,581)
	(d) leased assets	(338)	(338)
	(e) other working capital	1,500	1,500

	1.3 Dividends received	—	—
	1.4 Interest and other items of a similar nature received	10	10
	1.5 Interest and other costs of finance paid	(1,782)	(1,782)
	1.6 Income taxes paid	—	—
	1.7 Other (provide details if material)	—	—

	Net operating cash flows	(13,623)	(13,623)

+ See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 1

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

	Current quarter $US’000	Year to date (3 months) $US’000
1.8 Net operating cash flows (carried forward)	(13,623)	(13,623)

Cash flows related to investing activities
1.9 Payment for acquisition of:
(a) businesses (item 5)	—	—
(b) equity investments	—	—
(c) intellectual property	—	—
(d) physical non-current assets	(2,785)	(2,785)
(e) other non-current assets	—	—
1.10 Proceeds from disposal of:
(a) businesses (item 5)	—	—
(b) equity investments	—	—
(c) intellectual property	—	—
(d) physical non-current assets	—	—
(e) other non-current assets	—	—

1.11 Loans to other entities	—	—
1.12 Loans repaid by other entities	—	—
1.13 Other (provide details if material)	—	—

Net investing cash flows	(2,785)	(2,785)

1.14 Total operating and investing cash flows	(16,408)	(16,408)

Cash flows related to financing activities
1.15 Proceeds from issues of shares, options, etc	9,342	9,342
1.16 Proceeds from sale of forfeited shares	—	—
1.17 Proceeds from borrowings	600	600
1.18 Repayment of borrowings	(356)	(356)
1.19 Dividends paid	—	—
1.20 Other (provide details if material)	—	—

Net financing cash flows	9,586	9,586

Net increase in cash held	(6,822)	(6,822)

1.21 Cash at beginning of quarter/year to date	14,703	14,703
1.22 Exchange rate adjustments	12	12

1.23 Cash at end of quarter (note 1)	7,893	7,893

+	See chapter 19 for defined terms.

Appendix 4C Page 2	30/9/2001

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

Current quarter $US’000
1.24 Aggregate amount of payments to the parties included in item 1.2	238
1.25 Aggregate amount of loans to the parties included in item 1.11	—

1.26	Explanation necessary for an understanding of the transactions

Included in the above is directors’ fees and executive director’s remuneration ($202K); and fees to a company associated with a director that is providing company secretarial, accounting and administrative services in order to maintain compliance with Australian regulations ($36K).

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

Nil during the quarter

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

Nil during the quarter

Financing facilities available

Add notes as necessary for an understanding of the position. (See AASB 1026 paragraph 12.2).

	Amount available $US’000	Amount used $US’000
3.1 Loan facilities	81,838	81,838
3.2 Credit standby arrangements	—	—

+	See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.	Current quarter $US’000	Previous quarter $US’000
4.1 Cash on hand and at bank	5,530	12,030
4.2 Deposits at call	2,363	2,673
4.3 Bank overdraft	—	—
4.4 Other (Term Deposit)	—	—

Total: cash at end of quarter (item 1.23)	7,893	14,703

4.5	Explanation necessary for an understanding of the transactions

Restricted cash of $2,092 is included in 4.2 Deposits at call of $2,363 in the current quarter which fully secures a related borrowing.

Acquisitions and disposals of business entities

	Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1 Name of entity		—
5.2 Place of incorporation or registration		—
5.3 Consideration for acquisition or disposal		—

5.4 Total net assets		—

5.5 Nature of business		—

+	See chapter 19 for defined terms.

Appendix 4C Page 4	30/9/2001

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement gives a true and fair view of the matters disclosed.

Sign here:	/s/ Alan Shortall	Date: 30 October 2015

(Director)

Print name:	Alan Shortall

+	See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 5

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.	The definitions in, and provisions of, AASB 1026: Statement of Cash Flows apply to this report except for the paragraphs of the Standard set out below.

•	6.2 - reconciliation of cash flows arising from operating activities to operating profit or loss

•	9.2 - itemised disclosure relating to acquisitions

•	9.4 - itemised disclosure relating to disposals

•	12.1(a) - policy for classification of cash items

•	12.3 - disclosure of restrictions on use of cash

•	13.1 - comparative information

3.	Accounting Standards. ASX will accept, for example, the use of International Accounting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+	See chapter 19 for defined terms.

Appendix 4C Page 6	30/9/2001